UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 8, 2014

LUCID, INC.

(Exact name of registrant as specified in its charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Methodist Hill Drive, Suite 1000, Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2014, the Board of Directors (the "Board") for Lucid, Inc. (the "Company") appointed William F. O'Dell as a member of the Board, increasing the number of members on the Board from eight to nine.

The Board has determined that Mr. O'Dell qualifies as an independent director in accordance with the rules set forth by the standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended.

William F. O'Dell, age 67, was Executive Vice President-Sales & Marketing at DUSA Pharmaceuticals, Inc., where he helped lead the company's reorganization, turnaround and eventual sale to Sun Pharma for $230 million. Prior to this, he held a series of positions of increasing responsibility at West Pharmaceutical Services, Inc., culminating as Vice President of Marketing & Strategic Business Development. In his roles at West, he reorganized, managed and directed all sales, marketing, technical customer service, account services and contract laboratories. His earlier professional experience includes positions as Director of Marketing at ConvaTec, A Bristol-Myers Squibb Company; and as Vice President of Marketing, Medical Division at Acme United Corporation. He is a graduate of Columbia University's Executive Marketing Management Program. He earned a bachelor's degree from Saint Charles Borromeo Seminary.

Family Relationships

There are no family relationships between any of the Company's directors or officers and Mr. O'Dell.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated May 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: May 14, 2014	By:	/s/ Richard C. Christopher
Richard C. Christopher
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 14, 2014